Exhibit 99.1

For: Global Health Sciences, Orange, CA.
From: Parness & Associates, Aberdeen, NJ.
                                                         FOR IMMEDIATE RELEASE


              GLOBAL HEALTH SCIENCES ACQUIRES AMERICAN INGREDIENTS
              ----------------------------------------------------

     ORANGE, CA. (12/18/98) -- Global Health Sciences, Inc. today announced that it has completed the acquisition of American Ingredients, Inc., a supplier of raw materials to the rapidly growing neutraceutical industry.

     Headquartered in Anaheim, CA., American Ingredients had 1998 sales of $30 million. The company, which has a history of growth and profitability since it was founded in 1987, will operate autonomously as a subsidiary of Global Health.

     Art Salerno, founder and president, as well as other key members of the American Ingredients management team, have agreed to remain with the company.

     Global Health Sciences, Inc. is a developer and custom manufacturer of dietary and nutritional supplements. The Company develops and manufactures vitamins, minerals, herbs, teas and other supplements in tablet, capsule and powder form in a variety of shapes, sizes, colors, flavors and textures designed to meet customers' specifications.

     This news release contains forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made above. These include, but are not limited to, competitive factors and market demand. Further information on these and other factors, which could affect the Company's financial results, can be found in the Company's filings with the Securities and Exchange Commission.


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Press Contacts:  At Global Health, Donald J. Lewis, Chief Financial Officer,
(714) 633-2320; at Parness & Associates Public Relations, Bill Parness (732) 290-0121.